Exhibit 99.1

LEARNING TREE AWARDED FAC-P/PM TRAINING CONTRACT WORTH UP TO

$60 MILLION BY DEPARTMENT OF VETERANS AFFAIRS

RESTON, VA (March 11, 2010) Learning Tree International (NASDAQ NGM: LTRE) announced that the Department of Veterans Affairs (VA) has awarded Learning Tree an IDIQ contract for delivering FAC-P/PM training to VA employees nationwide. FAC-P/PM (Federal Acquisition Certification for Program and Project Managers) is a government–specific project and program management discipline that has been mandated throughout the U.S. Government by the Office of Federal Procurement Policy.

With this contract, the VA has taken the lead to dramatically improve the management of its programs and projects, meet increased demands, and improve accountability. The VA’s ultimate goal is the timely development and deployment of information systems that more effectively serve the nation’s veterans. In a competitive solicitation, the VA selected the performance solution designed by Learning Tree to support this endeavor. The contract includes a base year and four option years, with a total value of up to $60 million. Learning Tree estimates revenues of between $10 and $15 million for the contract’s base year. Training under this contract began February 22, 2010.

Don Berbary, President of Reston, Virginia-based Learning Tree International USA, Inc., said, “Learning Tree is pleased to be awarded this contract to deliver our FAC-P/PM training solution which we designed and developed to address the specific needs of the federal acquisition workforce across the entry, journeyman and senior/expert competency levels. Our approach was guided by a senior Federal Executive Board made up of former government executives and experienced Learning Tree subject- matter experts. With the award of the VA contract, Learning Tree has further established itself as a leading training partner for the Federal Government in its efforts to ensure compliance with the FAC-P/PM mandate to improve accountability and performance on federal capital investments.”

Learning Tree has awarded subcontracts to Grant Thornton of Alexandria, Virginia and Element K of Rochester, New York for certain tasks under this contract.

For further information and the latest FAC-P/PM public course dates and locations, call 1-888-THE-TREE (1-888-843-8733) or visit http://www.learningtree.com/info/facppm.

About Learning Tree International

Learning Tree International is a leading global provider of highly effective training to managers and information technology professionals. Since 1974, over 65,000 organizations have relied on Learning Tree to enhance the professional skills of more than 2 million employees. Learning Tree develops, markets and delivers a broad, proprietary library of instructor-led courses focused on people and project management; leadership and business skills; Web development; operating systems; databases; networking; IT security; and software development. Courses are presented globally at

Learning Tree Education Centers and on site at client facilities, and are available live to remote course participants through Learning Tree AnyWare™, the Company’s proprietary e-learning platform. For more information about Learning Tree products and services, call 1-888-THE-TREE (1-888-843-8733), or visit the Learning Tree Web site at www.learningtree.com.

Contact Information

Jackie Davey

Learning Tree International

Phone: (703) 925-5585

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Safe Harbor Statement

Except for the historical facts, the statements in this press release are forward-looking statements based on our beliefs about and assumptions made by and information currently available to us about known and unknown risks, trends, uncertainties and factors that are beyond our control or ability to predict. Although we believe that our assumptions are reasonable, they are not guarantees of future performance and some will inevitably prove to be incorrect. As a result, our actual future results can be expected to differ from our expectations, and those differences may be material. Accordingly, investors should use caution in relying on forward-looking statements to anticipate future results or trends. For a discussion of some of the risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission.